NEWS.....                                                                                Contact: Robert S. Merritt

June 27, 2003                                                                                         Joe Kadow

FOR IMMEDIATE RELEASE                                                               (813) 282-1225

                                                  OUTBACK STEAKHOUSE, INC.

                                                 COMMENTS ON JURY AWARD

TAMPA, Florida -- June 27, 2003 - In a civil case in Indiana state court against Outback Steakhouse alleging liability under the "dram shop" liquor liability statute, a jury returned a verdict in favor of the two plaintiffs who were injured by a drunk driver. The portion of the verdict against Outback Steakhouse was $39 million.  Outback Steakhouse is fully insured for the $39 million awarded to the two plaintiffs. Outback Steakhouse intends to appeal the decision and believes it has valid grounds for appeal.